UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 14, 2012

TransDigm Group Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-32833	41-2101738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 East 9th Street, Suite 3000, Cleveland, Ohio	44114
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 706-2960

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 14, 2012, TransDigm Inc. (“TransDigm”), a wholly-owned subsidiary of TransDigm Group Incorporated (“TD Group”), completed the acquisition (the “Acquisition”) of all of the membership interests in Aero-Instruments Co., LLC, an Ohio limited liability company (“Aero-Instruments”), for a total purchase price of $35 million in cash, subject to post-closing adjustments. Aero-Instruments is a leader in the Aerospace and Defense industry for high-quality and reliable Air Data Sensors.

Supplemental Indenture

In connection with the Acquisition and in accordance with the terms of that certain Indenture, dated as of December 14, 2010, as supplemented by the First Supplemental Indenture thereto, dated as of September 22, 2011, the Second Supplemental Indenture thereto, dated as of December 9, 2011, and the Third Supplemental Indenture thereto, dated as of February 15, 2012 (collectively, the “Indenture”), by and among TransDigm, TD Group, the subsidiary guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), TransDigm, TD Group, Aero-Instruments, certain other direct and indirect subsidiaries of TransDigm named therein and the Trustee entered into a Fourth Supplemental Indenture to the Indenture, dated as of September 14, 2012 (the “Supplemental Indenture”). Pursuant to the terms of the Supplemental Indenture, Aero-Instruments agreed to, among other things, guarantee all of the indebtedness of TransDigm outstanding under the Indenture.

Joinder Agreements

On September 14, 2012, in connection with the Acquisition and in accordance with the terms of (i) the Credit Agreement, dated as of December 6, 2010 (as amended, the “2010 Senior Secured Credit Facility”), among TransDigm, TD Group, the subsidiaries of TransDigm named therein, Credit Suisse AG and the other agents and lenders named therein, and (ii) the Credit Agreement, dated as of February 14, 2011 (as amended, the “2011 Senior Secured Credit Facility”), among TransDigm, TD Group, the subsidiaries of TransDigm named therein, Credit Suisse AG and the other agents and lenders named therein, Aero-Instruments and Credit Suisse AG entered into Joinder Agreements to the 2010 Senior Secured Credit Facility and the 2011 Senior Secured Credit Facility and Supplement No. 4. to the Guarantee and Collateral Agreement (as defined below) (collectively, the “Joinder Agreements”). Pursuant to the terms of the Joinder Agreements, Aero-Instruments has agreed that it will be deemed to be a “Loan Party” and a “Loan Guarantor” for all purposes of the 2010 Senior Secured Credit Facility and the 2011 Senior Secured Credit Facility and a “Grantor” under the Guarantee and Collateral Agreement, dated as of June 23, 2006, as amended and restated as of December 6, 2010, as further amended and restated as of February 14, 2011 (the “Guarantee and Collateral Agreement”), among TransDigm, TD Group, the subsidiaries of TransDigm named therein and Credit Suisse AG, as administrative agent and collateral agent.

The lenders and the agents (and each of their respective subsidiaries or affiliates) of the 2010 Senior Secured Credit Facility and the 2011 Senior Secured Credit Facility have in the past provided, and may in the future provide, investment banking, cash management, underwriting, lending, commercial banking, trust, leasing services, foreign exchange and other advisory services to, or engage in transactions with, TransDigm and TD Group and their respective subsidiaries or affiliates. These parties have received, and may in the future receive, customary compensation from TransDigm and TD Group and their respective subsidiaries or affiliates for such services.

The above summaries of the Supplemental Indenture and the Joinder Agreements are qualified in their entirety by reference to the Supplemental Indenture and the Joinder Agreements, which are attached hereto as Exhibits 4.1, 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation.

The information set forth in Item 1.01 is incorporated herein by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

4.1	Fourth Supplemental Indenture, dated as of September 14, 2012, among TransDigm Inc., TransDigm Group Incorporated, the guarantors listed on the signature pages thereto and The Bank of New York Mellon Trust Company, N.A., as trustee.

10.1	Joinder Agreement, dated as of September 14, 2012, between Aero-Instruments Co., LLC and Credit Suisse AG, as agent, to the Credit Agreement, dated as of December 6, 2010, as amended.

10.2	Joinder Agreement, dated as of September 14, 2012, between Aero-Instruments Co., LLC and Credit Suisse AG, as agent, to the Credit Agreement, dated as of February 14, 2011, as amended.

10.3	Supplement No. 4. dated as of September 14, 2012, between Aero-Instruments Co., LLC and Credit Suisse AG, as agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSDIGM GROUP INCORPORATED

By:	/s/ Gregory Rufus
Name: Gregory Rufus
Title: Executive Vice President, Chief Financial Officer and Secretary

Dated: September 17, 2012

EXHIBIT INDEX

4.1	Fourth Supplemental Indenture, dated as of September 14, 2012, among TransDigm Inc., TransDigm Group Incorporated, the guarantors listed on the signature pages thereto and The Bank of New York Mellon Trust Company, N.A., as trustee.

10.1	Joinder Agreement, dated as of September 14, 2012, between Aero-Instruments Co., LLC and Credit Suisse AG, as agent, to the Credit Agreement, dated as of December 6, 2010, as amended.

10.2	Joinder Agreement, dated as of September 14, 2012, between Aero-Instruments Co., LLC and Credit Suisse AG, as agent, to the Credit Agreement, dated as of February 14, 2011, as amended.

10.3	Supplement No. 4. dated as of September 14, 2012, between Aero-Instruments Co., LLC and Credit Suisse AG, as agent.